Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
www.AmericanCapital.com

FOR IMMEDIATE RELEASE
August 3, 2016

CONTACT:
Investors - (301) 951-5917
Media - (301) 968-9400

AMERICAN CAPITAL REPORTS NOI BEFORE INCOME TAXES OF $0.31 PER DILUTED SHARE, NET EARNINGS OF $0.47 PER DILUTED SHARE AND NAV PER SHARE OF $20.77

Bethesda, MD - August 3, 2016 – American Capital, Ltd. (“American Capital” or the “Company”) (NASDAQ: ACAS) announced consolidated net operating income (“NOI”) before income taxes for the quarter ended June 30, 2016 of $71 million, or $0.31 per diluted share, a 6% annualized return on equity. Consolidated NOI for the quarter ended June 30, 2016 was $46 million, or $0.20 per diluted share. Consolidated net earnings for the quarter ended June 30, 2016 was $106 million, or $0.47 per diluted share. As of June 30, 2016, net asset value (“NAV”) per share was $20.77, a $0.63 per share increase from the March 31, 2016 NAV per share of $20.14.

On May 23, 2016, American Capital entered into a Merger Agreement (the “Merger Agreement”) with Ares Capital Corporation (“Ares Capital”) and certain of its affiliates under which Ares Capital will acquire American Capital. In connection with the Merger Agreement, American Capital incurred non-recurring costs of approximately $13 million in the quarter ended June 30, 2016. American Capital also agreed under the Merger Agreement to certain restrictions on its operations going forward, including restrictions on new investment activity, asset dispositions, personnel actions and certain other matters. Also on May 23, 2016, American Capital agreed to the sale of its wholly-owned affiliate American Capital Mortgage Management, LLC (“ACMM”) to American Capital Agency Corp. (“AGNC”) for $562 million. That transaction closed on July 1, 2016.

Q2 2016 CONSOLIDATED FINANCIAL SUMMARY

•	$20.77 NAV per share outstanding

✓	$0.63 per share increase from Q1 2016

✓	13% annualized economic return from Q1 2016

•	$0.31 NOI before income taxes per diluted share, or $71 million

✓	(23%), or $(0.09) per diluted share, decline over Q1 2016, or $(23) million

✓	6% annualized return on equity

✓	8% annualized return on equity, excluding non-recurring costs

◦	$13 million of transaction costs associated with the strategic review process

•	$0.20 NOI after income taxes per diluted share, or $46 million

✓	(35%), or $(0.11) per diluted share, decline over Q1 2016, or $(28) million

•	$0.47 net earnings per diluted share, or $106 million

✓	$0.81 per diluted share improvement over Q1 2016, or $186 million

•	$877 million of cash proceeds from realizations

✓	$562 million from American Capital One Stop Buyouts®

✓	$222 million from Sponsor Finance and Other Investments

•	$166 million of new committed investments

✓	$119 million in Sponsor Finance Investments

✓	$46 million in American Capital Asset Management, LLC (“ACAM”)

American Capital, Ltd.
August 3, 2016

•	11.5 million shares of American Capital common stock repurchased for $180 million

✓	5.2% of shares outstanding as of March 31, 2016

✓	$15.74 average price per share

✓	Share repurchases terminated in May 2016

•
On July 1, 2016, American Capital repaid in full and terminated its secured term loan facility. Additionally, American Capital provided notice of its election to redeem its $350 million senior unsecured five-year notes (“Private Notes”) on September 15, 2016, and irrevocably deposited with the trustee the aggregate redemption price of 101.625% of the principal amount plus accrued and unpaid interest required to redeem all of the Private Notes.

PORTFOLIO VALUATION
For the quarter ended June 30, 2016, net unrealized depreciation, before income taxes, on American Capital’s consolidated investment portfolio totaled $161 million. The primary components of the net unrealized depreciation were:

•	$181 million reversal of prior period unrealized appreciation associated with net realized gains on portfolio investments;

•	$28 million unrealized depreciation in ACAM primarily due to the sale of ACMM on July 1, 2016;

•	$23 million net unrealized depreciation in American Capital One Stop Buyouts® primarily driven by companies that were in a sales process; partially offset by

•
$47 million net unrealized appreciation in Sponsor Finance and Other Investments primarily driven by portfolio companies that are currently in a sales process as well as narrowing investment spreads; and

•	$20 million net unrealized appreciation in Structured Products investments primarily due to higher dealer marks and increased secondary trading as well as an increase in loan prices.

PORTFOLIO PERFORMANCE
As of June 30, 2016, the weighted average effective interest rate on consolidated debt investments at cost was 8.4%, 20 basis points lower than the March 31, 2016 rate of 8.6%. Excluding the impact of debt investments on non-accrual, the weighted average effective interest rate on consolidated debt investments at cost as of June 30, 2016 was 9.6%, 10 basis points lower than the March 31, 2016 rate of 9.7%. The weighted average effective interest rate on European Capital’s debt investments at cost as of June 30, 2016 was 1.7%, the same as the March 31, 2016 rate of 1.7%. Excluding the impact of debt investments on non-accrual, the weighted average effective interest rate on European Capital’s debt investments at cost as of June 30, 2016 was 8.2%, 70 basis points higher than the March 31, 2016 rate of 7.5%.

As of June 30, 2016, excluding European Capital, loans with a fair value of $129 million were on non-accrual, representing 6.1% of total loans at fair value, compared to $115 million, or 5.1%, of total loans at fair value as of March 31, 2016. The $14 million increase in the fair value of loans on non-accrual was generally driven by the addition of loans placed on non-accrual status offset by exits of loans on non-accrual status. Excluding European Capital, loans on non-accrual were valued at 65.8% of cost at the end of the quarter, a 3.6% increase from the prior quarter. This is an estimate of the amount the Company expects to recover on non-accruing loans. Excluding European Capital, the estimated loss on total loans at cost, defined as net accumulated depreciation on non-accrual loans plus realized losses on loans during the period, was $76 million, or 3.4%.

As of June 30, 2016, European Capital loans with a fair value of $32 million were on non-accrual, representing 62.7% of European Capital loans at fair value, compared to $22 million, or 48.9%, of European Capital loans at fair value as of March 31, 2016. The $10 million increase in the fair value of European Capital loans on non-accrual was generally driven by an increase in fair value of existing loans on non-accrual. Total European Capital loans on non-accrual were valued at 33.7% of cost at the end of the quarter, an 11.0% increase from the prior quarter. The estimated loss on total European Capital loans at cost was $63 million, or 52.5%.

SHARE REPURCHASE PROGRAM
American Capital's previously announced share repurchase program, which began in the third quarter of 2015, contemplated the purchase of $600 million to $1 billion of shares of the Company's common stock. Shortly before execution of the Merger Agreement, the Board of Directors suspended the share repurchase program, and under the Merger Agreement, the Company agreed to make no further repurchases.

American Capital, Ltd.
August 3, 2016

Prior to suspending repurchases, American Capital during the second quarter made open market purchases of 11.5 million shares of its common stock at an average price of $15.74 per share for an aggregate price of $180 million. These shares constituted 5.2% of the Company's outstanding shares as of March 31, 2016. The Company purchased a total of $910 million of its common stock under this share repurchase program. Since August 2011, American Capital has made open market purchases of 171.2 million shares, or $2.2 billion, of American Capital common stock at an average price of $12.83 per share. This represents 50% of shares outstanding immediately prior to August 2011.

American Capital, Ltd.
August 3, 2016

AMERICAN CAPITAL, LTD.
CONSOLIDATED BALANCE SHEETS
As of June 30, 2016, March 31, 2016 and December 31, 2015
(in millions, except per share amounts)

	Q2	Q1	Q2 2016 Versus Q1 2016		Q4	Q2 2016 Versus Q4 2015
	2016	2016	$	%	2015	$	%
	(unaudited)	(unaudited)
Assets
Investments at fair value (cost of $4,201, $4,725 and $4,905, respectively)	$4,062	$4,737	$(675)	(14%)	$4,998	$(936)	(19%)
Cash and cash equivalents	881	364	517	142%	483	398	82%
Restricted cash and cash equivalents	33	32	1	3%	46	(13)	(28%)
Interest and dividend receivable	37	54	(17)	(31%)	48	(11)	(23%)
Deferred tax asset, net	235	212	23	11%	198	37	19%
Trade date settlement receivable	3	32	(29)	(91%)	373	(370)	(99%)
Other	83	84	(1)	(1%)	94	(11)	(12%)
Total assets	$5,334	$5,515	$(181)	(3%)	$6,240	$(906)	(15%)

Liabilities and Shareholders' Equity
Debt, net	$784	$887	$(103)	(12%)	$1,253	$(469)	(37%)
Other	132	148	(16)	(11%)	165	(33)	(20%)
Total liabilities	916	1,035	(119)	(11%)	1,418	(502)	(35%)

Shareholders' equity
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—%	—	—	—%
Common stock, $0.01 par value, 1,000.0 shares authorized, 215.1, 227.6 and 247.3 issued and 212.7, 222.4 and 242.6 outstanding, respectively	2	2	—	—%	2	—	—%
Capital in excess of par value	5,398	5,561	(163)	(3%)	5,847	(449)	(8%)
Cumulative translation adjustment, net of tax	(98)	(93)	(5)	(5%)	(101)	3	3%
Distributions in excess of net realized earnings	(640)	(877)	237	27%	(879)	239	27%
Net unrealized depreciation of investments	(244)	(113)	(131)	(116%)	(47)	(197)	(419%)
Total shareholders' equity	4,418	4,480	(62)	(1%)	4,822	(404)	(8%)
Total liabilities and shareholders' equity	$5,334	$5,515	$(181)	(3%)	$6,240	$(906)	(15%)

NAV per common share outstanding	$20.77	$20.14	$0.63	3%	$19.88	$0.89	4%

American Capital, Ltd.
August 3, 2016

AMERICAN CAPITAL, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended June 30, 2016, March 31, 2016 and June 30, 2015
(in millions, except per share data)
(unaudited)

			Q2 2016 Versus Q1 2016			Q2 2016 Versus Q2 2015
	Q2 2016	Q1 2016	$	%	Q2 2015	$	%

OPERATING REVENUE
Interest and dividend income	$121	$149	$(28)	(19%)	$151	$(30)	(20%)
Fee income	21	13	8	62%	17	4	24%
Total operating revenue	142	162	(20)	(12%)	168	(26)	(15%)

OPERATING EXPENSES
Interest	15	15	—	—%	20	(5)	(25%)
Salaries, benefits and stock-based compensation	27	34	(7)	(21%)	32	(5)	(16%)
European Capital management fees	2	2	—	—%	4	(2)	(50%)
General and administrative	27	17	10	59%	15	12	80%
Total operating expenses	71	68	3	4%	71	—	—%

NET OPERATING INCOME BEFORE INCOME TAXES	71	94	(23)	(24%)	97	(26)	(27%)

Tax provision	(25)	(20)	(5)	(25%)	(30)	5	17%
NET OPERATING INCOME	46	74	(28)	(38%)	67	(21)	(31%)

Net realized gain (loss)
Portfolio company investments	191	(83)	274	NM	(284)	475	NM
Foreign currency transactions	(4)	—	(4)	(100%)	3	(7)	NM
Derivative agreements and other	—	(17)	17	100%	46	(46)	(100%)
Tax benefit	4	12	(8)	(67%)	12	(8)	(67%)
Total net realized gain (loss)	191	(88)	279	NM	(223)	414	NM

Net unrealized appreciation (depreciation)
Portfolio company investments	(161)	(76)	(85)	(112%)	140	(301)	NM
Foreign currency translation	(11)	(8)	(3)	(38%)	13	(24)	NM
Derivative agreements and other	(6)	13	(19)	NM	65	(71)	NM
Tax benefit	47	5	42	840%	—	47	100%
Total net unrealized (depreciation) appreciation	(131)	(66)	(65)	(98%)	218	(349)	NM

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS (“NET EARNINGS (LOSS)”)	$106	$(80)	$186	NM	$62	$44	71%

NET OPERATING INCOME BEFORE INCOME TAXES PER COMMON SHARE
Basic	$0.33	$0.40	$(0.07)	(18%)	$0.36	$(0.03)	(8%)
Diluted	$0.31	$0.40	$(0.09)	(23%)	$0.34	$(0.03)	(9%)

NET OPERATING INCOME PER COMMON SHARE
Basic	$0.21	$0.31	$(0.10)	(32%)	$0.25	$(0.04)	(16%)
Diluted	$0.20	$0.31	$(0.11)	(35%)	$0.24	$(0.04)	(17%)

NET REALIZED GAIN (LOSS) PER COMMON SHARE
Basic	$1.09	$(0.06)	$1.15	NM	$(0.57)	$1.66	NM
Diluted	$1.05	$(0.06)	$1.11	NM	$(0.55)	$1.60	NM

NET EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.49	$(0.34)	$0.83	NM	$0.23	$0.26	113%
Diluted	$0.47	$(0.34)	$0.81	NM	$0.22	$0.25	114%

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	216.6	235.0	(18.4)	(8%)	272.4	(55.8)	(20%)
Diluted	226.7	235.0	(8.3)	(4%)	283.4	(56.7)	(20%)
______________________________
NM = Not meaningful

American Capital, Ltd.
August 3, 2016

AMERICAN CAPITAL, LTD.
OTHER FINANCIAL INFORMATION
Three Months Ended June 30, 2016, March 31, 2016 and June 30, 2015
(in millions, except per share data)
(unaudited)

			Q2 2016 Versus Q1 2016			Q2 2016 Versus Q2 2015
	Q2 2016	Q1 2016	$	%	Q2 2015	$	%

Assets Under Management
American Capital Total Assets at Fair Value	$5,334	$5,515	$(181)	(3%)	$8,085	$(2,751)	(34%)
Externally Managed Assets at Fair Value(1)	70,294	71,925	(1,631)	(2%)	73,389	(3,095)	(4%)
Total	$75,628	$77,440	$(1,812)	(2%)	$81,474	$(5,846)	(7%)

Third-Party Earning Assets Under Management(2)	$13,922	$14,168	$(246)	(2%)	$14,667	$(745)	(5%)
Total Earning Assets Under Management(3)	$19,256	$19,683	$(427)	(2%)	$22,752	$(3,496)	(15%)

New Investments
First Lien Senior Debt	$—	$50	$(50)	(100%)	$393	$(393)	(100%)
Second Lien Senior Debt	119	52	67	129%	94	25	27%
Mezzanine Debt	—	—	—	—%	4	(4)	(100%)
Preferred Equity	1	9	(8)	(89%)	89	(88)	(99%)
Common Equity	46	21	25	119%	241	(195)	(81%)
Structured Products	—	—	—	—%	155	(155)	(100%)
Total by Security Type	$166	$132	$34	26%	$976	$(810)	(83%)

Sponsor Finance and Other Investments	$97	$48	$49	102%	$129	$(32)	(25%)
Investments in ACAM and Fund Development	46	33	13	39%	28	18	64%
European Capital	1	7	(6)	(86%)	179	(178)	(99%)
Structured Products	—	—	—	—%	155	(155)	(100%)
Senior Floating Rate Loans	—	—	—	—%	300	(300)	(100%)
Add-on Financing for Acquisitions	22	4	18	450%	—	22	100%
Add-on Financing for ACE Buybacks	—	—	—	—%	145	(145)	(100%)
Add-on Financing for Growth and Working Capital	—	27	(27)	(100%)	36	(36)	(100%)
Add-on Financing for Distressed Situations	—	13	(13)	(100%)	4	(4)	(100%)
Total by Use	$166	$132	$34	26%	$976	$(810)	(83%)

Realizations
Equity Investments	$447	$32	$415	NM	$90	$357	397%
Principal Prepayments	223	31	192	619%	147	76	52%
Payment of Accrued PIK Notes and Dividends and Accreted OID	122	14	108	771%	12	110	917%
Loan Syndications and Sales	64	539	(475)	(88%)	206	(142)	(69%)
Scheduled Principal Amortization	21	19	2	11%	139	(118)	(85%)
Total by Source	$877	$635	$242	38%	$594	$283	48%

American Capital One Stop Buyouts®	$562	$31	$531	NM	$98	$464	473%
Sponsor Finance and Other Investments	222	126	96	76%	33	189	573%
Senior Floating Rate Loans	35	378	(343)	(91%)	186	(151)	(81%)
European Capital	23	44	(21)	(48%)	175	(152)	(87%)
American Capital Asset Management	20	1	19	NM	3	17	567%
Structured Products	15	55	(40)	(73%)	99	(84)	(85%)
Total by Business Line	$877	$635	$242	38%	$594	$283	48%

American Capital, Ltd.
August 3, 2016

			Q2 2016 Versus Q1 2016			Q2 2016 Versus Q2 2015
	Q2 2016	Q1 2016	$	%	Q2 2015	$	%

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$347	$6	$341	NM	$8	$339	NM
Gross Realized Loss	(156)	(89)	(67)	(75%)	(292)	136	47%
Portfolio Net Realized Gain (Loss)	191	(83)	274	NM	(284)	475	NM
Foreign Currency Transactions	(4)	—	(4)	(100%)	3	(7)	NM
Derivative Agreements and Other	—	(5)	5	100%	46	(46)	(100%)
Long Term Incentive Plan Liability	—	(12)	12	100%	—	—	—%
Tax Benefit	4	12	(8)	(67%)	12	(8)	(67%)
Net Realized Gain (Loss)	191	(88)	279	NM	(223)	414	NM

Net Unrealized (Depreciation) Appreciation of American Capital One Stop Buyouts®	(23)	26	(49)	NM	(9)	(14)	(156%)
Net Unrealized Appreciation (Depreciation) of American Capital Sponsor Finance and Other Investments	47	(27)	74	NM	(5)	52	NM
Net Unrealized Appreciation of European Capital Investments	4	11	(7)	(64%)	6	(2)	(33%)
Net Unrealized Depreciation of ACAM	(28)	(151)	123	81%	(10)	(18)	(180%)
Net Unrealized Depreciation of Senior Floating Rate Loans	—	(2)	2	100%	(11)	11	100%
Net Unrealized Appreciation (Depreciation) of Structured Products	20	(30)	50	NM	(11)	31	NM
Reversal of Prior Period Net Unrealized (Appreciation) Depreciation Upon Realization	(181)	97	(278)	NM	180	(361)	NM
Net Unrealized (Depreciation) Appreciation of Portfolio Company Investments	(161)	(76)	(85)	(112%)	140	(301)	NM
Foreign Currency Translation - European Capital Investments	(14)	(12)	(2)	(17%)	11	(25)	NM
Foreign Currency Translation - Other	3	4	(1)	(25%)	2	1	50%
Derivative Agreements and Other	(6)	13	(19)	NM	65	(71)	NM
Tax Benefit	47	5	42	840%	—	47	100%
Net Unrealized (Depreciation) Appreciation of Investments	(131)	(66)	(65)	(98%)	218	(349)	NM

Net Gains, Losses, Appreciation and Depreciation	$60	$(154)	$214	NM	$(5)	$65	NM

Other Financial Data
NAV per Share	$20.77	$20.14	$0.63	3%	$20.35	$0.42	2%
Market Capitalization	$3,367	$3,389	$(22)	(1%)	$3,633	$(266)	(7%)
Total Enterprise Value(4)	$3,270	$3,912	$(642)	(16%)	$5,466	$(2,196)	(40%)
Asset Coverage Ratio	658%	600%			358%
Debt to Equity Ratio	0.2x	0.2x			0.4x
Credit Quality
Weighted Average Effective Interest Rate on SFRLs at Period End(5)	—%	3.7%			4.2%
Weighted Average Effective Interest Rate on Debt Investments, Excluding SFRLs, at Period End(5)	8.4%	8.6%			8.8%
Weighted Average Effective Interest Rate on European Capital's Debt Investments at Period End(5)	1.7%	1.7%			4.1%
Weighted Average Effective Interest Rate on All Debt Investments at Period End(5)	8.4%	8.6%			6.4%
European Capital Loans on Non-Accrual at Cost	$95	$97	$(2)	(2%)	$154	$(59)	(38%)
Loans on Non-Accrual at Cost, excluding European Capital	$196	$185	$11	6%	$178	$18	10%
Total Loans on Non-Accrual at Cost	$291	$282	$9	3%	$332	$(41)	(12%)
European Capital Loans on Non-Accrual at Fair Value	$32	$22	$10	45%	$28	$4	14%
Loans on Non-Accrual at Fair Value, excluding European Capital	$129	$115	$14	12%	$109	$20	18%
Total Loans on Non-Accrual at Fair Value	$161	$137	$24	18%	$137	$24	18%
Total Non-Accrual Loans at Cost as a Percentage of Total Loans at Cost	12.6%	11.4%			7.4%
Total Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	7.4%	6.0%			3.2%
Total Non-Accruing Loans at Fair Value as a Percentage of Non-Accruing Loans at Cost	55.3%	48.6%			41.3%
Estimated Loss on Non-Accrual Loans(6)	$139	$167	$(28)	(17%)	$227	$(88)	(39%)
Estimated Loss as a Percentage of Total Loans at Cost	6.0%	6.7%			5.1%
Past Due Loans at Cost	$18	$64	$(46)	(72%)	$—	$18	100%
Debt to Equity Conversions at Cost	$—	$39	$(39)	(100%)	$—	$—	—%

American Capital, Ltd.
August 3, 2016

			Q2 2016 Versus Q1 2016			Q2 2016 Versus Q2 2015
	Q2 2016	Q1 2016	$	%	Q2 2015	$	%

Return on Average Equity
LTM Net Operating Income Before Income Taxes Return on Average Shareholders' Equity	7.5%	7.7%			5.6%
LTM Net Operating Income Return on Average Shareholders' Equity	5.2%	5.5%			3.7%
LTM Net Realized Earnings (Loss) Return on Average Shareholders' Equity	3.4%	(4.4%)			(1.7%)
LTM Net (Loss) Earnings Return on Average Shareholders' Equity	(4.9%)	(5.5%)			4.2%
Current Quarter Annualized Net Operating Income Before Income Taxes Return on Average Shareholders' Equity	6.4%	8.1%			7.1%
Current Quarter Annualized Net Operating Income Return on Average Shareholders' Equity	4.1%	6.4%			4.9%
Current Quarter Annualized Net Realized Gain (Loss) Return on Average Shareholders' Equity	21.2%	(1.2%)			(11.5%)
Current Quarter Annualized Net Earnings (Loss) Return on Average Shareholders' Equity	9.5%	(6.9%)			4.6%
______________________________
NM = Not meaningful

(1) Includes total assets of American Capital Agency, American Capital Mortgage, American Capital Senior Floating, American Capital Equity I, American Capital Equity II, American Capital Equity III, ACAS CLO 2007-1, ACAS CLO 2012-1, ACAS CLO 2013-1, ACAS CLO 2013-2, ACAS CLO 2014-1, ACAS CLO 2014-2, ACAS CLO 2015-1, ACAS CLO 2015-2, ACAS CLO Fund I, ACAS CLO IX, Ltd., European Capital UK SME Debt and European Capital Private Debt, less American Capital's investment in the funds.

(2) Represents third-party earning assets under management from which the associated base management fees are calculated, less American Capital's investment in the funds.
(3) Represents total assets of American Capital less American Capital's investment in the funds as well as third-party earning assets under management from which the associated base management fees are calculated.

(4) Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents.
(5) The weighted average effective interest rate is computed as (a) annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount or premium earned on debt investments, divided by (b) total debt investments at cost basis.

(6) Net accumulated depreciation on non-accrual loans plus realized losses on loans during the period presented.

American Capital, Ltd.
August 3, 2016

ABOUT AMERICAN CAPITAL
American Capital, Ltd. (NASDAQ: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance and structured products. American Capital manages $10 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers. Through a wholly owned affiliate, American Capital manages publicly traded American Capital Senior Floating, Ltd. (NASDAQ: ACSF) with $117 million of total net book value. American Capital and its affiliates operate out of six offices in the U.S. and Europe. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION
Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and the Company’s subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.